Colonial Strategic Income Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On April 11, 2002, Colonial Strategic Income Fund, Variable Series (Fund) purchased 375,000 shares of Starwood Hotel Resorts (Securities) for a total purchase price of $373,061 from Lehman Brothers pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities:

Colonial High Yield Securities Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3
On May 14, 2002, Colonial High Yield Securities Fund, Variable Series (Fund) purchased 125,000 shares of El Paso Energy Partners (Securities) for a total purchase price of $127,500 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; BNP Paribas; Wachovia Securities; Fortis Investment Services LLC; The Royal Bank of Scotland.

Colonial Strategic Income Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On May 14, 2002, Colonial Strategic Income Fund, Variable Series (Fund) purchased 330,000 shares of El Paso Energy Partners (Securities) for a total purchase price of $336,600 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; BNP Paribas; Wachovia Securities; Fortis Investment Services LLC; The Royal Bank of Scotland.

Colonial High Yield Securities Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial High Yield Securities Fund, Variable Series
 (Fund) purchased 15,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $15,000 from Societe General pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.

Colonial Strategic Income Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial Strategic Income Fund, Variable Series
(Fund) purchased 110,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $110,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.

Colonial Strategic Income Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial Strategic Income Fund, Variable Series
(Fund) purchased 55,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $55,000 from BNY Capital Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.

Colonial Strategic Income Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial Strategic Income Fund, Variable Series
 (Fund) purchased 30,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $30,000 from Societe General pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.

Colonial High Yield Securities Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial High Yield Securities Fund, Variable Series
 (Fund) purchased 55,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $55,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.

Colonial High Yield Securities Fund, Variable Series

770 Transactions effected pursuant to Rule 10f-3

On June 19, 2002, Colonial High Yield Securities Fund, Variable Series
 (Fund) purchased 25,000 shares of Encore Acquisition Co. (Securities) for a total purchase price of $25,000 from BNY Capital Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc. the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Goldman, Sachs & Co.; Deutsche Bank Securities; Wachovia Securities; Fortis Investment Services LLC; Frost Securities, Inc.; Comerica Securities; BNP Paraibas.


77Q1 -Exhibits
Portfolio Management Agreement


                         PORTFOLIO MANAGEMENT AGREEMENT
                  LIBERTY ALL-STAR EQUITY FUND, VARIABLE SERIES

                               As of March 1, 2002

Schneider Capital Management Corporation
460 East Swedesford Road
Wayne, PA 19087

    Re  Portfolio Management Agreement

Ladies and Gentlemen:

Liberty All-Star Equity Fund, Variable Series (the "Fund") is a series of the Liberty Variable Investment Trust (the "Trust"), a diversified open-end investment company registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder.

Liberty Advisory Services Corp. ("LASC") is the manager of the Fund. Pursuant to the Management and Sub-Advisory Agreement dated November 1, 2001 (the "Management and Sub-Advisory Agreement") among the Trust, on behalf of the Fund, LASC and Liberty Asset Management Company (the "Fund Manager"), LASC delegates to the Fund Manager responsibility for investment management of the Fund. In furtherance thereof, the Fund Manager evaluates and recommends portfolio managers for the Fund and is responsible for certain administrative matters relating to the Fund.

l. Employment as a Portfolio Manager. The Trust being duly authorized hereby employs Schneider Capital Management Corporation (the "Portfolio Manager") as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Fund Manager determines to assign to the Portfolio Manager (those assets being referred to as the "Fund Account"). The Fund Manager may, from time to time, allocate and reallocate the Fund's assets among the Portfolio Manager and the other portfolio managers of the Fund's assets.

2. Acceptance of Employment; Standard of Performance. The Portfolio Manager accepts its employment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund Account in accordance with the provisions of this Agreement.

3. Portfolio Management Services of Portfolio Manager. In providing portfolio management services to the Fund Account, the Portfolio Manager shall be subject to the investment objectives, policies and restrictions of the Fund as set forth in the Trust's current registration statement under the Act (as the same may be modified from time to time), and the investment restrictions set forth in the Act and the Rules thereunder (as and to the extent set forth in such registration statement or in other documentation furnished to the Portfolio Manager by the Fund or the Fund Manager), to the supervision and control of the Trustees of the Trust (the "Trustees"), and to instructions from the Fund Manager. The Portfolio Manager shall not, without the prior approval of the Fund or the Fund Manager, effect any transactions which would cause the Fund Account, treated as a separate fund, to be out of compliance with any of such restrictions or policies.

4. Transaction Procedures. All portfolio transactions for the Fund Account will be consummated by payment to or delivery by the custodian of the assets of the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect to such custody. The Portfolio Manager shall advise and confirm in writing to the Custodian all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as Schedule A may be amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

5. Allocation of Brokerage. The Portfolio Manager shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager, and to select the markets on or in which the transaction will be executed.

A. In doing so, the Portfolio Manager's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not obligate the Portfolio Manager to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Portfolio Manager reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Portfolio Manager viewed in terms of either that particular transaction or of the Portfolio Manager's overall responsibilities with respect to its clients, including the Fund, as to which the Portfolio Manager exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

B. Subject to the requirements of paragraph A above, the Fund Manager shall have the right to request that transactions giving rise to brokerage commissions shall be executed by brokers and dealers (and in amounts), to be agreed upon from time to time between the Fund Manager and the Portfolio Manager, that provide brokerage or research services to the Fund or the Fund Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account. Notwithstanding any other provision of this Agreement, the Portfolio Manager shall not be responsible under paragraph A above with respect to transactions executed through any such broker or dealer.

C. The Portfolio Manager shall not execute any portfolio transactions for the Fund Account with itself or any broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund, the Portfolio Manager or any other Portfolio Manager of the Fund without the prior written approval of the Fund except in accordance with SEC Exemptive Order No. 24288 dated February 15, 2000, a copy of which has been furnished to the Portfolio Manager, and Rule 17e-1 procedures as approved by the Fund's Trustees from time to time. The Fund will provide the Portfolio Manager with a list of brokers and dealers which are "affiliated persons" of the Fund or its Portfolio Managers.

6. Proxies. The Portfolio Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested in accordance with authorization provided by the Fund Manager from time to time.

7. Fees for Services. As its compensation for its services under this Agreement, the Fund Manager will pay the Portfolio Manager monthly in arrears a fee at an annual rate equal to 0.30% of the net asset value of the Fund Account. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the fifteenth day of the following calendar month. The daily accruals of the fee will be computed by (i) multiplying the annual percentage rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of days in the year, and (ii) multiplying the product obtained pursuant to clause (i) above by the net asset value of the Fund Account as determined in accordance with the Trust's Prospectus as of the previous day on which the Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month. Pursuant to the Management and Sub-Advisory Agreement, the Fund Manager is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Fund Manager.

8. Other Investment Activities of Portfolio Manager. The Trust on behalf of the Fund acknowledges that the Portfolio Manager or one or more of its affiliates has investment responsibilities, renders investment advice to and performs other investment advisory services for other individuals or entities ("Client Accounts"), and that the Portfolio Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust on behalf of the Fund agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Client Accounts and Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Client Accounts and the Affiliated Accounts, taking into account the cash position and the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust on behalf of the Fund acknowledges that one or more Client Accounts and Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Fund Account a position in any investment which any Client Account or Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

9. Limitation of Liability. The Portfolio Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund or the Fund Manager, provided, however, that such acts or omissions shall not have resulted from the Portfolio Manager's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Portfolio Manager in its actions under paragraph 2 hereof or breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Portfolio Manager from liability in violation of
Section 17 of the Act).

10. Confidentiality. Subject to the duty of the Portfolio Manager and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund Account and the actions of the Portfolio Manager and the Fund in respect thereof.

11. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Portfolio Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and whether to take the steps necessary to enter into a new contract with the Portfolio Manager.

12. Representations, Warranties and Agreements of the Fund. The Trust on behalf of the Fund represents, warrants and agrees that:

A. The Portfolio Manager has been duly appointed to provide investment services to the Fund Account as contemplated hereby.

B. The Trust on behalf of the Fund will deliver to the Portfolio Manager a true and complete copy of its then current registration statement as effective from time to time and such other documents governing the investment of the Fund Account, or such other information as is necessary for the Portfolio Manager to carry out its obligations under this Agreement.

C. Upon certification by the Portfolio Manager that it has adopted a written code of ethics and procedures reasonably necessary to prevent access persons, as defined by said code of ethics, from violating the anti-fraud provisions of Rule 17j-1 under the Act, the Fund will not unreasonably withhold its approval of the code of ethics adopted by the Portfolio Manager provided that the Portfolio Manager certifies to the Fund that in all other material respects the Portfolio Manager's code of ethics complies with Rule 17j-1.

13. Representations, Warranties and Agreements of the Portfolio Manager. The Portfolio Manager represents, warrants and agrees that:

A. It is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule B (as Schedule B may be amended from time to time). The Portfolio Manager agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

C. It will adopt and maintain a written code of ethics complying with the requirements of Rule 17j-1 and submit same and any amendments thereto promptly to the Fund, but not less often than annually. The Portfolio Manager agrees that it will notify the Fund within 15 days of adopting material changes to its code of ethics. While this Agreement is in effect, an officer or general partner of the Portfolio Manager shall certify annually to the Fund that the Portfolio Manager has complied with the requirements of Rule l7j-1 during the previous year and has procedures reasonably necessary to prevent access persons from violating the Portfolio Manager's code of ethics. On an annual basis, the Portfolio Manager shall provide a written report to the Fund describing any issues arising under its code of ethics or procedures since the last report was so submitted, including information about material violations of the code or procedures and any action taken in response to such violations. Upon the written request of the Fund, the Portfolio Manager shall permit the Fund to examine the reports required to be maintained by the Portfolio Manager under Rule l7j-l(c)(l).

D. Upon request, the Portfolio Manager will promptly supply the Trust with any information concerning the Portfolio Manager and its stockholders, employees and affiliates which the Trust may reasonably require in connection with the preparation of its registration statement, proxy material, reports and other documents relating to the Fund required to be filed under the Act, the Securities Act of 1933, or other applicable securities laws.

E. Reference is hereby made to the Declaration of Trust dated March 4, 1993, as amended, establishing the Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name Liberty Variable Investment Trust refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability hereunder or in connection with the affairs of the Trust or the Fund, but only the assets of the Fund are liable under this Agreement. Without limiting the generality of the foregoing, neither the Portfolio Manager nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust or the Fund, whether such liability now exists or is hereafter incurred, for claims against the Trust estate, but shall look for payment solely to the assets of the Fund or any successor thereto.

14. Amendment. This Agreement may be amended at any time, but only by written agreement among the Portfolio Manager, the Fund Manager and the Trust, on behalf of the Fund, which amendment, other than amendments to Schedules A and B (which may be amended by the Fund Manager acting alone), is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

15. Effective Date; Term. This Agreement shall continue in effect until July 31, 2003, and shall continue in effect thereafter provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or
(ii) a vote of a "majority" (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the Rules and Regulations thereunder.

16. Termination. This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon not less than thirty (30) days' written notice to the Portfolio Manager in the case of termination by the Trust on behalf of the Fund or the Fund Manager, or ninety
(90) days' written notice to the Trust and the Fund Manager in the case of termination by the Portfolio Manager, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

17. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

18. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

LIBERTY VARIABLE INVESTMENT TRUST on its own behalf and on behalf of the Liberty All-Star Equity Fund, Variable Series


By: ____________________________________
Name:    Jean S. Loewenberg
Title:   Secretary


LIBERTY ASSET MANAGEMENT COMPANY


By:  ____________________________________
Name:    William R. Parmentier, Jr.
Title:   President and Chief Executive Officer


ACCEPTED AND AGREED TO:

SCHNEIDER CAPITAL MANAGEMENT CORPORATION


By:  ____________________________________
Name:
Title:

                                   SCHEDULES:*

                            A. Operational Procedures
                         B. Record Keeping Requirements
















































* The Schedules relate to day-to-day operational logistics and to technical compliance matters.

                  Liberty All-Star Equity Variable Series Fund
                             Operational Procedures

                                   SCHEDULE A

         In order to minimize operational problems, the following represents a standard flow of information requirements. The portfolio manager (advisor) must furnish State Street Corporation (accounting agent) with daily information as to executed trades, no later than 12:00 p.m. (EST) on trade date plus one day to ensure the information is processed in time for pricing. If there are no trades, a report must be sent to State Street stating there were no trades for that day.

         The necessary information must be transmitted via facsimile machine to State Street at 617-662-4193 and contain an authorized signature.

Liberty Trade reporting requirements:

1.       Name of fund & advisor

2.       Trade date

3.       Settlement date

4.       Purchase or sale.

5.       Security name/description

6.       Cusip/sedol/ or other numeric identifier

7.       Purchase/sale price per share or unit

8.       Interest purchased/sold (if applicable)

9.       Aggregate commission amount

10.      Indication as to whether or not commission amounts are LAMCO Directed.

11.      Executing broker and clearing bank (if applicable)

12.      Total net amount of the transaction

13. Sale lot disposition method, if different from the established policy. ( HIGHEST COST)

14. Confirmation of DTC trades, advise brokers to use the custodian's DTC ID system number to facilitate the receipt of information by the custodian. The Portfolio Manager will not affirm trades to the custodian.


Commission Reporting

The investment advisor is responsible for reporting the correct broker for all direct-commission trades on the trade tickets. As a follow-up procedure, Liberty will summarize the accounting records and forward to the investment advisor monthly. The investment advisor is responsible for comparing their records to the accounting records and contacting Liberty regarding discrepancies.

Trade Exception Processing

1. Revised or cancelled trades: the investment advisor is responsible for notifying State Street Fund Accounting of revisions and/or cancellations on a timely basis. In addition, the investment advisor is responsible for notifying State Street if the revised or cancelled trade pertains to a next day or current day settlement.

2. In the event, trades are sent after the 12:00 EST deadline, the investment advisor is responsible for notifying the appropriate contact at State Street. If trades are received after 4:00 PM EST, State Street Fund Accounting will book trades on a "best efforts" basis.

                                            State Street delivery instructions



DTC instructions:
----------------

For Liberty All Star Equity Fund Variable Series

Depository Trust Company (DTC)

Participant # 997

Agent Bank# 20997

Ref: C7Q5



Physical Securities DVP/RVP

DTC/New York Window

Acct: State Street

55 Water Street

Plaza Level 3rd Floor

New York, NY 10041



Physical Securities Free Receipts/Free Deliveries:
-------------------------------------------------

State Street Bank & Trust Company

225 Franklin Street

Receive Department

Concourse Level

Boston, Ma 02101

Attn: Free Receipts- Ana Brown-Barnes

         Free Deliveries- Mary Winer

A/C Name/Fund Number



Government issues delivered through Fed Book Entry

Boston Federal Reserve Bank

ABA 011000028

STATE ST BOS/SPEC/C7R5 or C7Q5

PTC Ref: SSFND/C7R5 or C7Q5



Wire Instructions:

State Street Bank

ABA # 011000028

Ref: Liberty All Star Equity Fund Variable Series

Fund Number: C7Q5

DDA # 40601742





Custodian (State Street Corporation)

Cash Availability: State Street will supply the portfolio manager with a cash availability report by 11:00 AM EST on a daily basis. This will be done by fax so that the portfolio manager will know the amount available for investment purposes.

Voluntary Corporate Actions

State Street will be responsible for notifying the investment advisor of all voluntary corporate actions. The investment advisor will fax instructions back to State Street at (fax number 617-662-4192).



Other Custodian Requirements



All trades must be transmitted to the custodian bank, State Street, via signed facsimile to 617-662-4193.

In the event there are no trades on a given day State Street needs to receive a signed fax indicating this.

State Street needs to receive an authorized signature list from the investment manager.

State Street will need the daily contacts for corporate actions and trading.

                                 Schedule B

                  Liberty All-Star Equity Fund, Variable Series
                           Record Keeping Requirements
                         Portfolio Management Agreement

RECORDS TO BE MAINTAINED BY THE PORTFOLIO MANAGER

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Portfolio Manager on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.       The name of the broker;

B. The terms and conditions of the order and of any modifications or cancellation thereof;

C.       The time of entry or cancellation;

D.       The price at which executed;

E.       The time of receipt of a report of execution; and

F.       The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten
(10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.  Shall include the consideration given to:

(i) The sale of shares of the Fund by brokers or dealers.

(ii) The supplying of services or benefits by brokers or dealers to:

    (a) The Fund;

    (b) The Fund Manager (Liberty Asset Management Company);

    (c) The Portfolio Manager; and

    (d) Any person other than the foregoing.

(iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

B.       Shall show the nature of the services or benefits made available.

C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.(1)

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Portfolio Manager's transactions with the Fund.
















(1) Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation: i.e., buy, sell, hold) or any internal reports or portfolio manager reviews.